FORM OF
VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement, dated as of December 27, 2012 (this “Agreement”), is entered into by and among J.D. Nichols, an individual residing in Kentucky, Brian Lavin, an individual residing in Kentucky, NTS Realty Capital, Inc., a Delaware corporation, NTS Realty Partners, LLC, a Delaware limited liability company, ORIG, LLC, a Delaware limited liability company, Ocean Ridge Investments, Ltd., a Florida limited company, BKK Financial, Inc., an Indiana corporation, The J.D. Nichols Irrevocable Trust for My Daughters, a Kentucky trust (the “Daughters Trust”), The J.D. Nichols Irrevocable Trust for My Grandchildren, a Kentucky trust (the “Grandchildren Trust” and together with the Daughters Trust, the “Trusts”), Gregory A. Wells, as trustee of each of the Trusts, Kimberly Ann Nichols, an individual residing in Kentucky, Zelma Nichols, an individual residing in Kentucky, Brickwood, LLC, a Delaware limited liability company (the foregoing parties each a “Purchasing Group Party” and, collectively, the “Purchasing Group Parties”), NTS Realty Capital, Inc., a Delaware corporation and the managing general partner of the Partnership (“Partnership Managing GP”) and NTS Realty Holdings Limited Partnership (the “Partnership” and, together with the Partnership Managing GP, the “Partnership Parties”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, NTS Merger Parent, a Delaware limited liability company (“Parent”), NTS Merger Sub, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), and the Partnership Parties  have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Partnership, upon the terms and subject to the conditions set forth in the Merger Agreement.

B. As of the date hereof, each Purchasing Group Party is the record and Beneficial owner and has the power to vote the number of Units set forth next to their respective names on Schedule A hereto (such Units, together with all Units subsequently acquired by each Purchasing Group Party during the term of this Agreement, the “Owned Units”), and Mr. Wells, in his capacity as trustee of the Trusts is the Beneficial owner of, and has the right to dispose of, the Units set forth on Schedule A that are held by each of the Trusts.

C. As an inducement and condition to entering into the Merger Agreement, the Partnership Parties have required that each Purchasing Group Party agree, and each Purchasing Group Party has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01 Defined Terms.  Terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

Section 1.02 Other Definitions.  For the purposes of this Agreement:

(a) “Affiliates” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, no member of the Purchasing Group, on the one hand, and the Partnership Parties and the Subsidiaries of the Partnership, on the other hand, shall be considered Affiliates for purposes of this Agreement.

(b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

(c) “Special Committee” means the special committee of independent directors of the Partnership Managing GP’s Board of Directors.

(d) “Unit” has the meaning set forth in the Partnership Agreement, and will also include for purposes of this Agreement all interests in the Partnership into which Units may be split, combined, merged, consolidated, reorganized, reclassified, recapitalized or otherwise converted and any rights and benefits arising therefrom, including any dividends or distributions of Partnership Interests or other equity securities which may be declared in respect of the Units and entitled to vote in respect of the matters contemplated by Article II.

ARTICLE II

VOTING AGREEMENT; IRREVOCABLE PROXY

Section 2.01 Agreement to Vote.  Subject to the terms and conditions hereof, each Purchasing Group Party irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; and (iii) the written agreement of the parties (with respect to the Partnership Parties, acting through the Special Committee) to terminate this Agreement (such earliest occurrence being the “Expiration Time”), at any meeting (including each adjourned or postponed meeting) of the Unitholders of the Partnership, however called, upon which a vote or other consent or approval is sought (any such meeting or other circumstance, a “Unitholders’ Meeting”), such Purchasing Group Party will, to the extent permitted under the terms of such Purchasing Group Party’s Units, (A) appear at such Unitholders’ Meeting or otherwise cause its Owned Units to be counted as present thereat for purposes of calculating a quorum, and, (B) vote, or cause to be voted, all of its Owned Units (I) in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, (II) in favor of the approval of any other matter to be approved by the Unitholders of the Partnership (including, without limitation, the adjournment of a Unitholders’ Meeting) to facilitate the transactions contemplated by the Merger Agreement, including the Merger, (III) against any extraordinary dividend, distribution or recapitalization by the Partnership or change in the capital structure of the Partnership (other than pursuant to or as explicitly permitted by the Merger Agreement), and (IV) against any action or agreement that would reasonably be expected to (1) result in a breach of any representation, warranty or covenant of the Partnership Parties under the Merger Agreement or (2) impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger, the transactions contemplated by the Merger Agreement, or the performance by such Purchasing Group Party of his, her or its obligations under this Agreement.

Section 2.02 Irrevocable Proxy. Each Purchasing Group Party hereby revokes any and all previous proxies granted with respect to the Owned Units.  By entering into this Agreement, each Purchasing Group Party hereby grants a proxy appointing the proxyholders named in the Partnerships’ proxy card, with full power of substitution (the “Proxyholders”), as such Purchasing Group Party’s attorney-in-fact and proxy, for and in such Purchasing Group Party’s name, to be counted as present and to vote or otherwise to act on behalf of such Purchasing Group Party with respect to the Owned Units solely with respect to the matters set forth in, and in accordance with Section 2.01. The proxy granted by each Purchasing Group Party pursuant to this Section 2.02 is, subject to the penultimate sentence of this Section 2.02, irrevocable and is coupled with an interest and is granted in order to secure each the Purchasing Group Party’s performance under this Agreement and also in consideration of the Partnership Parties entering into this Agreement and the Merger Agreement.  The proxy granted by each Purchasing Group Party shall be automatically revoked upon termination of this Agreement in accordance with its terms.  Each Purchasing Group Party agrees, from the date hereof until the Expiration Time, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 2.02.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASING GROUP PARTIES

Each Purchasing Group Party severally represents and warrants to the Partnership Parties as of the date of this Agreement and at all times during the term of this Agreement, as follows:

Section 3.01 Authority; Authorization.  Such Purchasing Group Party has all requisite corporate, limited liability or other requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Purchasing Group Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate, limited liability company or other requisite action on the part of such Purchasing Group Party. This Agreement has been duly executed and delivered by such Purchasing Group Party and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of such Purchasing Group Party, enforceable against such Purchasing Group Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

Section 3.02 Non-Contravention.  Neither the execution and delivery by such Purchasing Group Party of this Agreement, nor the consummation by such Purchasing Group Party of the transactions contemplated hereby and the performance by such Purchasing Group Party of this Agreement will (i) violate or conflict with any provision of the organizational or governing documents of such Purchasing Group Party, if any; (ii) other than pursuant to Sections 13(d) and 16 of the Exchange Act, require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which such Purchasing Group Party is a party or by or to which any of their properties are bound, including, without limitation, any voting agreement, Unitholders agreement, irrevocable proxy or voting trust; (iv) result in the creation of an Encumbrance upon any of the assets of such Purchasing Group Party; or (v) violate or conflict with any Law applicable to such Purchasing Group Party.

Section 3.03 Ownership of Securities.  Such Purchasing Group Party is the record and Beneficial Owner of the number of Units of the Partnership constituting Owned Units as of the date hereof as set forth next to its respective name on Schedule A of this Agreement. Such Purchasing Group Party owns its respective Owned Units free and clear of any Encumbrances (other than as created by this Agreement) and has the full legal right, power and authority to vote all of the Owned Units (to the extent such Owned Units grant voting rights) without the consent or approval of, or any other action on the part of any other Person, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, the Owned Units, in each case, except as provided in this Agreement.

Section 3.04 Certain Arrangements. As of the date of this Agreement and except as set forth in the Merger Agreement, there are no contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) (i) between any Purchasing Group Party or any of its Affiliates, on the one hand, and any member of the Partnership Parties’ management or directors, on the other hand, as of the date hereof that relate in any way to the Partnership Parties’ or the Merger or the operation of the Surviving Entity following the Effective Time or (ii) between any Purchasing Group Party or any of its respective Affiliates, on the one hand, and any other Person, on the other hand, pursuant to which any Unitholder of the Partnership would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any Unitholder of the Partnership agrees to vote to adopt the Merger

Agreement or the Merger (other than this Agreement) or agrees to vote against any Alternative Proposal.

Section 3.05 No Third Party Transaction. No Purchasing Group Party nor any of its Affiliates has entered into any agreement, arrangement or understanding with any third party concerning the possible sale of the Surviving Entity, equity interests in the Surviving Entity or all or substantially all the assets of the Surviving Entity to a third party after the Merger has been consummated.

Section 3.06 Reliance by the Partnership Parties.  Such Purchasing Group Party understands and acknowledges that the Partnership Parties are entering into the Merger Agreement in reliance upon such Purchasing Group Party’s execution, delivery and performance of this Agreement.

Section 3.07 No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby (including, without limitation, the Merger Agreement), no Purchasing Group Party nor any other Person on behalf of such Purchasing Group Party makes any other representation or warranty of any kind or nature, express or implied, in connection with this Agreement or the transactions contemplated by this Agreement.

ARTICLE IV

ADDITIONAL COVENANTS OF PURCHASING GROUP PARTIES

Section 4.01 Non-Interference with Acquisition Proposals.  Each Purchasing Group Party and their respective Affiliates shall not take any action with the purpose of discouraging or preventing any person from making an Alternative Proposal in accordance with Section 5.3 of the Merger Agreement or, once made, from continuing to pursue such Alternative Proposal; provided that any Purchasing Group Party and its respective Affiliates may vote, or cause to be voted, any or all of its Owned Units against a Superior Proposal or any transaction contemplated thereby.

Section 4.02 Continuation of Special Committee.  Each Purchasing Group Party agrees that, from and after the date of this Agreement, at all times prior to the earlier of (a) the Effective Time of the Merger or (ii) the Expiration Time of this Agreement, he, she or it shall not seek to terminate the existence of the Special Committee or materially change the Special Committee’s duties or authority or its current membership (so long as the existing members of the Special Committee are willing to serve).  Mr. Nichols and Mr. Lavin each further agree that, in their capacity as members of the Board of Directors of Partnership Managing GP, he shall not take any action inconsistent with the foregoing.

Section 4.03 Standstill; Restrictions on Transfer and Proxies; Non-Interference; Further Assurances.

(a) Until the Expiration Time, each Purchasing Group Party agrees not to, and to cause its respective Affiliates not to, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, alone or in concert with any other person, (A) any Units or any other security of the Partnership that is convertible into Units in the open market or in privately negotiated transactions with third parties, (B) any property of the Partnership or any Subsidiary of the Partnership, or (C) any rights or options to acquire any such Units, securities or property (including, but not limited to, Beneficial Ownership of such Units, securities or property), (ii) except at the specific written request of the Special Committee, propose to enter into, directly or indirectly, any merger or business combination involving the Partnership or any Subsidiary of the Partnership, or to purchase, directly or indirectly, a material portion of the assets of the Partnership, (iii) make, or participate in, directly or indirectly, any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any Units in respect of or related to the matters set forth in clauses (i) and (ii) above, (iv) commence a tender or exchange offer for Units at a price below $7.50 per Unit; (v) form, join, enter into any contract, arrangement or understanding, or in any way participate with any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing, including but not limited to any joint venture, loan or option agreement, put or call, guarantee of loans, guarantee of profits or division of losses or profits, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, or (vii) advise, assist or encourage any other persons in connection with any of the foregoing.

(b) Until the Expiration Time, each Purchasing Group Party agrees not to, and to cause its respective Affiliates not to, Transfer or agree to Transfer any Owned Units.  For purposes of this Agreement, “Transfer” shall mean to offer, sell, contract to sell, pledge, assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any Units or any securities convertible into, or exercisable or exchangeable for Units, or publicly announce an intention to effect any such transaction.

(c) Until the Expiration Time, each Purchasing Group Party agrees not to, and to cause its respective Affiliates not to, (i) deposit any Owned Units into a voting trust or enter into a voting agreement or arrangement with respect to the Owned Units, (ii) grant any proxy or power of attorney with respect to the Owned Shares (other than as contemplated by Section 2.01 of this Agreement), or (iii) take any action that would make any representation or warranty of such Purchasing Group Party contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Purchasing Group Party of its obligations under this Agreement.

(d) Each Purchasing Group Party Parties agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by the Partnership Parties to confirm and assure the rights and obligations set forth in this Agreement and the Merger Agreement or to consummate the transactions contemplated by this Agreement and the Merger Agreement.

Section 4.04 Units to Remain Outstanding.  Each Purchasing Group Party acknowledges and agrees that in the Merger, the Units of which such Purchasing Group Party is the record and Beneficial Owner shall be unchanged and remain outstanding as Units of the

Surviving Entity and will not be converted into the right to receive the Merger Consideration or entitled to any other form of consideration.

ARTICLE V

TERMINATION

Section 5.01 Termination.  This Agreement shall terminate without further action at the Expiration Time.

Section 5.02 Effect of Termination. Upon the termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of Section 5.01, this Section 5.02 and Article VI, which will survive such termination.  For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any willful breach of this Agreement prior to the time of termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Expiration Time.

Section 6.02 Amendments; Waivers.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties to this Agreement (with respect to the Partnership Parties, acting through the Special Committee), or in the case of a waiver, by the party against whom the waiver is to be effective (with respect to the Partnership Parties, acting through the Special Committee).

Section 6.03 Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile or electronic transmission (with confirmation by telephone or return facsimile or electronic transmission), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified by like notice):

To the Purchasing Group Parties:

NTS Realty Capital, Inc.
600 North Hurstbourne Parkway, Suite 300
Louisville, Kentucky 40222
Attention: Brian F. Lavin
Facsimile: (502) 426-4994
Email:  blavin@ntsdevco.com

with copies to:

Fore, Miller & Schwartz
200 South Fifth Street, Suite 700 North
Louisville, KY 40202
Attention: Stephen H. Miller
Facsimile: (502) 589-1637
Email:  smiller@stephenhmiller.com

To Partnership Managing GP or Partnership:

NTS Realty Capital, Inc.
600 North Hurstbourne Parkway, Suite 300
Louisville, Kentucky 40222
Attention: Mark D. Anderson
Email:  mark@andersonrealestcap.com

with copies to:

Stites & Harbison PLLC
400 West Market Street, Suite 1800
Louisville, KY 40202
Attention:  C. Craig Bradley, Jr.
Facsimile:  (502) 587-6391
Email:  cbradley@stites.com

and

Shefsky & Froelich
111 East Wacker Drive, Suite 2800
Chicago, IL 60601
Attention:  Cezar M. Froelich
Facsimile: (312) 527-9897
Email:  cfroelich@shefskylaw.com

Section 6.04 Interpretation; Construction; Severability.

(a) When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall be deemed to mean “and/or.”  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement.

(b) The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.  If for any reason such court or regulatory agency determines that any provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such provision, covenant or restriction be enforced to the maximum extent permitted.

Section 6.05 Governing Law; Jurisdiction.  This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware.  Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.06 WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND

ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.06.

Section 6.07 Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In connection with any request for specific performance or equitable relief by any party hereto, each of the other parties waive any requirement for the security or posting of any bond in connection with such remedy.

Section 6.08 Assignment: Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.09 Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

Section 6.10 Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the schedules, documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 6.08 and except for the rights of Unitholders whose Units are converted into the right to receive the Merger Consideration pursuant to Section 2.1 to receive such Merger Consideration after the Effective Time, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.11 No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP By: NTS Realty Capital, Inc., its managing general partner By:/s/ Mark D. Anderson Name: Mark D. Anderson Title: Chairman of the Special Committee

NTS REALTY CAPITAL, INC. By:/s/ Mark D. Anderson Name: Mark D. Anderson Title: Chairman of the Special Committee

NTS REALTY PARTNERS, LLC By:/s/ J.D. Nichols Name: J. D. Nichols Title: Manager

J.D. NICHOLS /s/ J.D. Nichols

BRIAN LAVIN /s/ Brian Lavin

ZELMA NICHOLS /s/ Zelma Nichols

KIMBERLY ANN NICHOLS /s/ Kimberly Ann Nichols

ORIG, LLC By:/s/ Gregory A. Wells Name: Gregory A. Wells Title: Executive Vice President

OCEAN RIDGE INVESTMENTS, LTD. By:/s/ Gregory A. Wells Name: Gregory A. Wells Title: Executive Vice President of BKK Financial, Inc., General Partner

BKK FINANCIAL, INC. By:/s/ Gregory A. Wells Name: Gregory A. Wells Title: Executive Vice President

BRICKWOOD, LLC By:/s/ Brian F. Lavin Name: Brian F. Lavin Title: Manager

THE J.D. NICHOLS IRREVOCABLE TRUST FOR MY DAUGHTERS By:/s/ Gregory A. Wells Name: Gregory A. Wells Title: Trustee

THE J.D. NICHOLS IRREVOCABLE TRUST FOR MY GRANDCHILDREN By:/s/ Gregory A. Wells Name: Gregory A. Wells Title: Trustee

GREGORY A. WELLS, as Trustee of the J.D. Nichols Irrevocable Trust For My Daughters /s/ Gregory A. Wells

GREGORY A. WELLS, as Trustee of the J.D. Nichols Irrevocable Trust For My Grandchildren /s/ Gregory A. Wells

Schedule A

Owned Units

Unitholder Name	Owned Units
J.D. Nichols	6,847,8871*
NTS Realty Partners, LLC	714,491**
ORIG, LLC	5,411,501**
Ocean Ridge Investments, Ltd.	456,401**
BKK Financial, Inc.	31,522**
The J.D. Nichols Irrevocable Trust for My Daughters	81,479**
The J.D. Nichols Irrevocable Trust for My Grandchildren	114,640**
Kimberly Ann Nichols	32,603**
Zelma Nichols	5,250**
Brickwood, LLC	17,966

* Mr. Nichols has the right to vote 6,133,396 of the Units that he beneficially owns.
** Non-voting Units